Exhibit 10.21

FORM OF INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is made and entered into as of [DATE] by and between PLUM CREEK TIMBER COMPANY, INC., a Delaware corporation (the “Company”), and [NAME OF OFFICER/DIRECTOR] (the “Agent”).

WHEREAS, it is essential to the Company to attract and retain as directors and officers the most capable persons reasonably available;

WHEREAS, the Agent is a director and/or officer of the Company;

WHEREAS, both the Company and Agent recognize the increased risk of litigation and other claims being asserted against directors and/or officers of public companies in today’s environment;

WHEREAS, basic protection against undue risk of personal liability of directors and officers in the past has been provided to a significant extent through insurance coverage providing reasonable protection at reasonable cost; but substantial changes in the marketplace for such insurance has made it increasingly difficult to obtain such insurance;

WHEREAS, the current difficulty in obtaining adequate insurance and uncertainties relating to indemnification have increased the risk of being unable to attract and retain such persons;

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should seek to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, in recognition of the need for corporations to be able to induce capable and responsible persons to accept positions as directors and/or members of management of business corporations, Delaware law authorizes corporations to indemnify and advance certain expenses to their directors and officers, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers;

WHEREAS, the Certificate of Incorporation and By-laws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Agent has been serving and continues to serve as a director or officer of the Company in part in reliance on such Certificate of Incorporation and By-laws; and

WHEREAS, in recognition of the need to provide the Agent with the ability to resist and defend against unjustified and deficient claims, and with substantial protection against personal liability arising from such claims, the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage and the Agent’s reliance on the Company’s Certificate of Incorporation and By-laws in order to procure the Agent’s continued service as a director and/or officer of the Company and to enhance the Agent’s ability to serve the Company in an effective manner, and in order to provide such ability and protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Certificate of Incorporation or By-laws, any change in the composition of the Company’s Board of Directors or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1) to the Agent to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and for the continued coverage of the Agent under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of tine foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as follows:

1.  Indemnification and Advancement of Expenses. Subject to Section 5, the Company agrees that (i) if the Agent is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, pursuant to any alternative dispute mechanism or other, and whether made pursuant to federal, state or other laws, by reason of the fact that he or she is or was an officer, employee, director, agent, fiduciary or representative of the Company or is or was serving at the request of the Company as an officer, director, employee, director, partner, agent, fiduciary or representative of another trust, corporation, limited liability company, partnership, joint venture or other entity or enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Agent’s alleged action in an official capacity while serving as an officer, director, employee, fiduciary, partner, agent or representative (a “Proceeding”), or (ii) if any claim, demand, request, threat, discovery request, inquiry, investigation, or request for testimony or information is made, or threatened to be made, (whether or not relating to any event or occurrence prior to the date hereof) that arises out of or relates to the Agent’s service in any of the foregoing capacities (a “Claim”, and together with a “Proceeding”, an “Indemnifiable Action”), then the Agent shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Certificate of Incorporation or By-laws of the Company, against any and all costs, expenses, liabilities and losses (including, without limitation, reasonable and documented attorneys’ fees, experts’ fees, witness fees, court costs, retainers, transcript fees, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement and all other costs, expenses and other amounts paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Indemnifiable Action) paid or payable by the Agent in connection therewith (“Expenses”). In connection with any such Indemnifiable Action, the Company shall, at the Agent’s option,  pay all Expenses on behalf of the Agent directly to any service provider or vendor within five (5) business days of receipt by the Company of a proper invoice reasonably detailing the Expenses.  If the Agent does not choose to have the Company pay Expenses directly to such service providers or vendors consistent with the foregoing, then in connection with any such Indemnifiable Action, the Company shall either  advance to the Agent funds in an amount sufficient to pay all Expenses,  reimburse the Agent for all Expenses actually paid by the Agent, or advance to the Agent all Expenses payable by the Agent in each case within five (5) business days after receipt by the Company from the Agent of a written request for such payment, advancement or reimbursement, provided that  the Agent shall repay, without interest, any amounts actually advanced to the Agent that, at the final disposition of the Indemnifiable Action to which the advance related, were in excess of amounts paid or payable by the Agent in respect of Expenses related to, arising out of or resulting from such Indemnifiable Action.  In connection with any such payment, advance or reimbursement, the Agent undertakes and agrees to repay any amounts paid, advanced or reimbursed by the Company in respect of Expenses relating to, arising out of or resulting from any Indemnifiable Action in respect of which it shall have been determined, following the final disposition of such Indemnifiable Action and in accordance with Section 5, that the Agent is not entitled to indemnification  hereunder; it being understood and agreed that the foregoing shall satisfy any requirement that the Agent provide the Company with an undertaking to repay any advancement of Expenses prior to the payment, advancement or reimbursement thereof by the Company .  Notwithstanding the foregoing, the Agent will not be indemnified against Claims against the Agent arising due to violations of Section 16 under the Securities Exchange Act of 1934.  Indemnification shall be made from the legally available assets of the Company and no shareholder of the Company shall be personally liable to the Agent under this Agreement.  If the Agent is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses but not for all of the total amount thereof, the Company shall nevertheless indemnify the Agent for the portion thereof to which the Agent is entitled.

2.    Indemnification Procedures. To obtain indemnification under this Agreement in respect of an Indemnifiable Action, the Agent shall submit to the Company a written request therefore, including a brief description (based upon information then available to the Agent) of such Indemnifiable Action.  If, at the time of the receipt of such request, the Company has D&O Insurance (as defined in Section 9) in effect under which coverage for such Indemnifiable Action is potentially available, the Company shall give prompt written notice of such Indemnifiable Action to the applicable insurers in accordance with the procedures set forth in the applicable policies.  The Company shall provide to the Agent a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Action, in each case substantially concurrently with the delivery or receipt thereof by the Company.  The failure by the Agent to timely notify the Company of any Indemnifiable Action shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Action and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

The Company shall be entitled to assume the defense of any Proceeding in which the Agent has been made a defendant and which the Agent seeks indemnification under this Agreement. Notwithstanding the foregoing, if the Agent reasonably determines that there may be a conflict between the positions of the Company or the other parties to the proceeding that are indemnified by the Company and not represented by separate counsel (the “Other Indemnified Parties”) and the Agent in connection with any such Proceeding, or if the Agent otherwise reasonably concludes that representation of both the Company or the Other Indemnified Parties and the Agent by the same counsel would be inappropriate (e. g., due to actual or potential differing interests between them), or if the Proceeding involves the Agent, but neither the Company nor any other Indemnified Party, and the Agent reasonably withholds consent to being represented by the counsel selected by the Company, then counsel selected by the Agent shall conduct the defense of the Agent to the extent reasonably determined by such counsel to be necessary to protect the interests of the Agent, and the Company shall indemnify the Agent therefor to the extent otherwise permitted hereunder. If the Company shall not have elected to assume the defense of any such Proceeding for the Agent within thirty (30) days after receiving notice written thereof from the Agent, the Company shall be deemed to have waived any right it might otherwise have to assume such defense.  The Company shall not be liable to the Agent under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Action affected without the Company’s prior written consent.  The Company shall not, without the prior written consent of the Agent, effect any settlement of any threatened or pending Indemnifiable Action which the Agent is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Agent from all liability on any claims that are the subject matter of such Indemnifiable Action.  Neither the Company nor the Agent shall unreasonably withhold its consent to any proposed settlement; provided that the Agent may withhold consent to any settlement that does not provide a complete and unconditional release of the Agent.

3.   Indemnification for Additional Expenses.  Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless the Agent against and, if requested by the Agent, shall reimburse the Agent for, or advance to the Agent, within five business days of such request, any and all Expenses paid or payable by the Agent or which the Agent determines are reasonably likely to be paid or payable by the Agent in connection with any Claim or Proceeding made, instituted or conducted by the Agent for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Company’s Certificate of Incorporation or By-laws now or hereafter in effect relating to Indemnifiable Actions, and/or (b) recovery under any D&O Insurance (as defined in Section 9) now or hereafter maintained by the Company, regardless in each case of whether the Agent ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be, referred to in clause (a) or (b) of this sentence; provided, however, that the Agent shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim or Proceeding to which the advance related.

4.   Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Agent, the Agent’s spouse, assigns, heirs, devisees, executors, administrators or personal or legal representatives after the expiration of two years from the date of the facts which gave rise to such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

5.   Determination of Right to Indemnification.

(a)               To the extent that the Agent shall have been successful on the merits or otherwise in defense of any Indemnifiable Action or any portion thereof or in defense of any issue or matter therein, including, without limitation, dismissal with or without prejudice, the Agent shall be indemnified against all Expenses relating to, arising out of or resulting from such Indemnifiable Action or portion thereof or issue or matter therein in accordance with Section 1 and no Standard of Conduct Determination (as defined below in Section 5(b)) shall be required.

(b)               To the extent that the provisions of Section 5(a) are inapplicable to an Indemnifiable Action that shall have been finally disposed of, there has been no Change of Control pursuant to Section 5(f) and there has been no Potential Change of Control pursuant to Section 5(g), any determination of whether the Agent has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of the Agent hereunder against Expenses relating to, arising out of or resulting from such Indemnifiable Action (a “Standard of Conduct Determination”) shall be made at the election of the Agent,  (i) by a majority vote of directors of the Company who are not and were not a party to the Claim or Proceeding in respect of which indemnification is sought by the Agent (“Disinterested Directors”), even if less than a quorum of the Board of Directors or, if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, (ii) by Independent Counsel (as defined below in Section 5(f)) in a written opinion addressed to the Board of Directors, a copy of which shall be delivered to the Agent or (iii) by a panel of three arbitrators, one of whom is selected by the Agent, another of whom is selected by the Company and the last of whom is selected by the first two arbitrators so selected.  The Agent will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Agent and reasonably necessary to such determination.  The Company shall indemnify and hold harmless the Agent against and, if requested by the Agent, shall reimburse the Agent for, or advance to the Agent, within five business days of such request, any and all costs, expenses and other amounts (including attorneys’ and experts’ fees and expenses) paid or payable by the Agent in so cooperating with the person or persons making such Standard of Conduct Determination.

(c)               The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 5(b) to be made as promptly as practicable.  If (i) the person or persons empowered or selected under Section 5 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from the Agent advising the Company of the final disposition of the applicable Indemnifiable Action and (B) receipt by the Company of written notice from the Agent notifying the Company of the Agent’s choice of forum pursuant to Section 5(b) (the later of the events specified in clause (A) and clause (B) being the  “Notification Date”) and (ii) the Agent shall have fulfilled its obligations set forth in the second sentence of Section 5(b), then the Agent shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time for the obtaining or evaluation of documentation and/or information relating to such determination.

(d)               If the Agent shall be entitled to indemnification hereunder against any Expenses under circumstances where (i) no determination of whether the Agent has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of the Agent hereunder against such Expenses, or (ii) the Agent has been determined or deemed pursuant to Section 5(b) or (c) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition precedent to indemnification of the Agent hereunder against such Expenses, then the Company shall pay such expenses to the Agent, within five business days after the later of (x) the Notification Date in respect of the Indemnifiable Action or portion thereof to which such Expenses are related, out of which such Expenses arose or from which such Expenses resulted and (y) the earliest date on which the applicable criterion specified in clause (i) or (ii) above shall have been satisfied.

(e)               If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 5(b), the Independent Counsel shall be selected by the Agent, and the Agent shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  The Company may, within five business days after receiving written notice of selection from the Agent, deliver to the Agent a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 5(f), and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel.  If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the Agent may, at its option, select an alternative Independent Counsel and give written notice to the Company advising the Company of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice.  If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections.  If no Independent Counsel that is permitted under the foregoing provisions of this Section 5(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Agent gives its initial notice pursuant to the first sentence of this Section 5(e) or the Company gives its initial notice pursuant to the second sentence of this Section 5(e), as the case may be, either the Company or the Agent may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or the Agent to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel.  In all events, the Company shall pay all of the reasonable fees and expenses of, and all other fees, expenses and other amounts paid or payable by, the Independent Counsel in connection with the Independent Counsel’s determination pursuant to Section 5(b), including in connection with any challenge thereto or defense thereof, and the Company shall fully indemnify and hold harmless such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)                The Company agrees that if there is a Change in Control (as defined below) of the Company, then with respect to all matters thereafter arising concerning the rights of the Agent to indemnity payments and advances of any Expenses under this Agreement or any other agreement or Company by-law now or hereafter in effect relating to Indemnifiable Actions, the Company shall seek legal advice only from Independent Counsel (as defined below) selected by the Agent and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Company and the Agent as to whether and to what extent the Agent would be permitted to be indemnified under applicable law.  In all events, the Company shall pay all of the reasonable fees and expenses of, and all other fees, expenses and other amounts paid or payable by, the Independent Counsel referred to in this Section 5(f) in connection with the foregoing, including in connection with any challenge to or defense of any action or decision of such Independent Counsel, and the Company shall fully indemnify and hold harmless such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

“Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the then outstanding Voting Stock; provided, however, that the following events shall not constitute or result in a Change in Control: (A) any acquisition of Voting Stock directly from the Company, (B) any acquisition of Voting Stock by the Company, (C) any acquisition of Voting Stock by any employee benefit plan (or related trust, or any trustee or other fiduciary thereof in such capacity) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition of Voting Stock by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section (iii) below; or

(ii) during any two-year period, individuals who, as of the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection of the Company, to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as described in Rule 14a-

12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust, or any trustee or other fiduciary thereof in such capacity) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, voting securities representing 15% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination  except to the extent such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv)  approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section (iii) above.

(v) For purposes of this Section, the following terms shall have the following meanings:

(A)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(B)           “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(C)           “Voting Stock” means securities entitled to vote generally in the election of directors.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or the Agent in any matter material to either such party (other than with respect to matters concerning the Agent under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Indemnifiable Action giving rise to indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Agent in an action to determine the Agent’s rights under this Agreement.

(g)               In the event of a Potential Change in Control (as defined below), the Company shall, upon written request by the Agent, create a trust for the benefit of the Agent and from time to time upon written request of the Agent shall fund such trust in an amount sufficient to satisfy any and all Expenses relating to an Indemnifiable Action reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Indemnifiable Action any and all judgments, fines, penalties and settlement amounts of any and all Expenses from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel referred to in Section 5(f) but in no event shall exceed an amount equal to the policy limits of any D&O Insurance (as hereafter defined) then in effect or $50,000,000, whichever is greater.  The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Agent, (ii) the trustee shall advance, within two business days of a request by the Agent, any and all Expenses to the Agent (and the Agent hereby agrees to reimburse the trust under the circumstances under which the Agent would be required to reimburse the Company under Section 1 of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Agent all amounts for which the Agent shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by any forum listed in Section 5(b) or a court of competent jurisdiction, as the case may be, that the Agent has been fully indemnified under the terms of this Agreement.  The trustee shall be chosen by the Agent.  Nothing in this Section 5(g) shall relieve the Company of any of its obligations under this Agreement.

“Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company’s then outstanding Voting Stock, increases his beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

6.   Presumption of Entitlement.  In making any Standard of Conduct Determination or other determination relating to this Agreement, the person or persons making such determination shall presume that the Agent has satisfied the applicable standard of conduct or otherwise is entitled to the treatment hereunder requested by the Agent, and the Company shall have the burden of proof to overcome such presumption and shall satisfy such burden of proof (and the person or persons making such determination shall be entitled to reach a conclusion contrary to such presumption) only if the Company adduces clear and convincing evidence to the contrary.  Any Standard of Conduct Determination that is adverse to the Agent may be challenged by the Agent in the Court of Chancery of the State of Delaware.  No determination by the Company (including by its directors or any Independent Counsel or any arbitration panel) that the Agent has not satisfied any applicable standard of conduct shall be a defense to any Claim by the Agent for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that the Agent has not met any applicable standard of conduct.

7.   No Other Presumption.  For purposes of this Agreement, the termination of any Claim or Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that the Agent did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

8.  Reliance as Safe Harbor; Actions of Others.

(a)  For purposes of any Standard of Conduct Determination, the Agent shall be deemed to have met the requisite standard of conduct if the Agent’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to the Agent by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company.  The provisions of this Section 8 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Agent may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(b)  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to the Agent for purposes of determining the right to indemnification under this Agreement.

9.   D&O Liability Insurance.

(a) Subject only to the provisions of Section 9(b) hereof, so long as the Agent shall continue to serve as an officer or director of the Company (or shall continue at the request of the Company to serve as a director, officer, partner, employee, fiduciary or agent of another business trust, company, partnership, joint venture or other enterprise or an employee benefit plan), and thereafter so long as the Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Agent was a director and/or officer of the Company or served in any of said other capacities, the Company shall purchase and maintain in effect, including through the obtaining or exercise of appropriate “tail” coverage, one or more valid, binding and enforceable insurance policies issued by a reputable insurer or insurers protecting the Company directors and the Company officers (subject to customary limitations and exceptions) against losses, costs and expenses arising out of any such claim, action, suit or proceeding (“D&O Insurance’“), which D&O Insurance shall provide coverage in all respects at least comparable to that presently provided, and shall cause the Agent to be covered by such policy or policies.

The Company shall not be required to maintain in effect the policy or policies of D&O Insurance contemplated by the first paragraph of this Section 9(a) at any time at which (i) said insurance is not generally available, or (ii) in the reasonable business judgment of the persons then constituting the Board of Directors, either (I) the premium cost for such insurance is substantially disproportionate to the amount of coverage afforded, or (II) the coverage provided by such insurance is so limited and/or subject to such exclusions that there is insufficient benefit to the Company and the other insureds from such insurance; provided, however, that to the extent that the Company maintains any D&O Insurance, the Agent shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or Company officer under such policy or policies, and, further, that in the event the Company does not purchase and maintain in effect the policy or policies of D&O Insurance contemplated by this Section 9(a), the Company shall indemnify, and advance expenses to, the Agent to the full extent of the coverage that would otherwise have been provided for the benefit of the Agent pursuant to such D&O Insurance.

(b) The Company’s obligation under this Section 9 shall terminate as of the sixth anniversary of the date on which Agent ceases to render any service or to act in any capacity specified in Section 1 hereof.

10.  Indemnity Limitation. The Company shall not be liable under this Agreement to make any payment (i) with respect to any Expenses to the extent that the Agent has already been unconditionally reimbursed from other sources or (ii) for an accounting of profits made from the purchase or sale by the Agent of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law.

11.  Subrogation. In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall (upon reasonable written request by the Company and at the Company’s sole expense) execute all documents, and take all reasonable actions as are necessary to enable the Company to enforce such rights.

12.  Notice by Agent. Agent agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder; but no delay in complying with the foregoing obligation shall in any way limit or affect Agent’s rights or the Company’s obligations under this Agreement.

13.  Notice. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next day delivery by a nationally recognized overnight courier service, addressed to the Company at 999 Third Avenue, Suite 4300, Seattle, Washington 98104 Attn:Corporate Secretary and to the Agent at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

14.  Rights Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict any rights to indemnification or to advancement of costs and expenses that the Agent may have outside this Agreement, including without limitation rights under any provision of the Certificate of Incorporation or By-laws of the Company, under laws of the jurisdiction under which the Company was organized at the time that the claim against the Agent arose, or under any other agreement to which the Agent is a party (collectively, “Other Indemnity Provisions”). The Company will not adopt any amendment to the Certificate of Incorporation or By-laws of the Company the effect of which would be to deny, diminish or encumber the Agent’s right to indemnification under this Agreement or any Other Indemnity Provision.

15.  Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Agent and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

16.  Severability. Should any section, clause or provision of this Agreement be held to be invalid, illegal, or unenforceable, in whole or in part, the remaining provisions of this Agreement shall remain fully enforceable and binding upon the parties.

17.  Modification and Waiver. This Agreement supersedes in its entirety any existing or prior agreement between the Company and Agent pertaining to the subject matter of indemnification and insurance thereof.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto or their respective successors or legal representatives. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the waiving party or such party’s successor or legal representative.

18.  Headings.  The headings of the sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

19.  Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original, but all of which, when taken together, shall constitute one and the same agreement.

20.  Duration. This Agreement shall continue until and terminate upon the later of (a) 10 years after Agent has ceased to occupy any position or have any relationship with the Company or (b) the final determination of all pending or threatened actions, suits, proceedings or investigations with respect to the Agent. This Agreement shall he binding upon the Company and its successors and assigns and shall inure to the benefit of the Agent and his spouse, assigns, heirs, devisees, executors, administrators or personal or legal representatives.

21.  Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Delaware without reference to principles of conflict of laws. The Company and the Agent each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

22.  Certain Interpretive Matters.  No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PLUM CREEK TIMBER COMPANY, INC.
a Delaware corporation

By:
Name:
Title:

[Agent]
[Address]

[Agent]